UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 2, 2012

FLATBUSH FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal	000-50377	11-3700733
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

2146 Nostrand Avenue, Brooklyn, New York		11210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(718) 859-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 2, 2012, Flatbush Federal Bancorp, Inc. (“Flatbush Federal Bancorp”) was acquired via merger by Northfield Bancorp, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of March 13, 2012 by and among (i) Northfield Bank, Northfield Bancorp, Inc. (“Northfield Bancorp”) and Northfield Bancorp, MHC and (ii) Flatbush Federal Savings & Loan Association, Flatbush Federal Bancorp, Inc. and Flatbush Federal Bancorp, MHC, as amended

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We have notified FINRA of our intention to delist our stock from the OTC Bulletin Board as of November 2, 2012.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

Upon completion of the Merger, outstanding shares of Flatbush Federal Bancorp common stock were converted into the right to receive 0.4748 shares of Northfield Bancorp.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

Upon completion of the Merger on November 2, 2012, Flatbush Federal Bancorp merged with and into Northfield Bancorp and, accordingly, a change in control of the Registrant occurred.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLATBUSH FEDERAL BANCORP, INC.

By:	/s/ Jesus R. Adia
Jesus R. Adia
President and Chief Executive Officer

DATE: November 2, 2012